EXHIBIT 99.1

Vitran Corporation Inc. Announces Shareholder Approval of Plan of Arrangement

TORONTO, March 5, 2014 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. ("Vitran" or the "Company") (Nasdaq:VTNC) (TSX:VTN), a premier Canadian less-than-truckload transportation firm, is pleased to announce that its shareholders have approved the previously announced plan of arrangement (the "Arrangement") under the Business Corporations Act (Ontario) involving the proposed acquisition by 2400520 Ontario Inc. (the "Purchaser"), an indirect wholly-owned subsidiary of TransForce Inc. ("TransForce"), pursuant to which the Purchaser agreed to acquire all of the issued and outstanding common shares of the Company, other than common shares of the Company held by the Purchaser and any affiliate of the Purchaser, for consideration of US$6.50 in cash per share.

The Arrangement was approved at the special meeting (the "Special Meeting") of Vitran shareholders held earlier today with approximately 94.9% of the votes cast at the meeting voting in favour of the Arrangement. In addition, approximately 93.1% of the votes cast by disinterested shareholders, being shareholders other than TransForce and its affiliates, were voted in favour of the Arrangement.

Completion of the Arrangement is subject to a number of conditions, including receipt of the final approval of the Ontario Superior Court of Justice and approval under the Competition Act. The review of the Arrangement by the Competition Bureau is in process and both Vitran and TransForce are working diligently to obtain the required approval under the Competition Act.

Further information about the Arrangement is set out in Vitran's management information circular dated February 3, 2014 (the "Circular") which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. It is not anticipated that the Arrangement will be completed on or about March 7, 2014 as stated in the Circular. Vitran intends to complete the Arrangement as soon as possible after all conditions have been met or waived. There is no certainty, nor can Vitran provide any assurance, that the conditions to the completion of the Arrangement will be satisfied or if satisfied, when they will be satisfied. The arrangement agreement dated December 30, 2013 among Vitran, the Purchaser and TransForce ("Arrangement Agreement") provides that the Arrangement will not be completed after April 30, 2014 without the mutual agreement of the parties to the Arrangement Agreement.

About Vitran Corporation Inc.

Vitran Corporation Inc., through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward‐looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward‐looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavour" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements, which include statements regarding the completion of the Arrangement, are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward‐looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward‐looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in Vitran's annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward‐looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664